EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-160758 on Form S-8 of our report relating to the consolidated financial statements of Stage Stores, Inc., and the effectiveness of Stage Stores, Inc.’s internal control over financial reporting dated April 10, 2018, appearing in the Annual Report on Form 10-K of Stage Stores, Inc. for the year ended February 3, 2018.

/s/ Deloitte & Touche LLP

Houston, Texas
May 25, 2018